Exhibit 99.1

        R.H. DONNELLEY CORPORATION TERMINATES STOCKHOLDER RIGHTS PLAN AND
                          ADOPTS MAJORITY VOTING SYSTEM

     CARY, N.C., April 21 /PRNewswire-FirstCall/ -- R.H. Donnelley Corporation (NYSE: RHD), one of the nation's leading Yellow Pages and online local commercial search companies, today announced that its board of directors has voted to redeem the preferred stock purchase rights issued pursuant to the Company's stockholder rights plan. Currently, one right is attached to each outstanding share of the Company's common stock. R.H. Donnelley will redeem the rights at the redemption price of one cent ($0.01) per right, payable in cash, to stockholders of record as of May 2, 2006. The Company expects to mail the redemption payments to record holders on or about May 30, 2006. Stockholders are not required to take any action to receive the redemption payment.

     In 2003, the board of directors instituted a triennial independent director evaluation (TIDE) policy that called for the board's Corporate Governance Committee, which is comprised entirely of independent directors, to conduct a periodic review of the rights plan and make a recommendation to the board as to whether, in the best interests of stockholders and the Company, it should be maintained, amended or terminated. The Corporate Governance Committee completed its 2006 TIDE review on April 6, 2006 and recommended to the board the termination of the plan. The board of directors considered and accepted the committee's recommendation on April 21, 2006.

     In evaluating the rights plan, the Corporate Governance Committee considered a wide variety of factors bearing on the Company and its stockholders, including among other factors, the Company's current stockholder base, stockholder views about rights plans, the Company's stockholders' support of proposals seeking to redeem the rights issued pursuant to the rights plan or to submit the rights plan to a stockholder vote, and the Company's other available protections against abusive takeover practices. The board of directors has reserved the right in its sole discretion to take any actions in the future that it determines in the exercise of its fiduciary duties to be necessary or advisable, which could include the adoption of a new stockholder rights plan. The board of directors has adopted a policy to put any new stockholder rights plan to a stockholder ratification vote within twelve months of the board's adoption of such stockholder rights plan. If the stockholder rights plan is not approved by a majority of the votes cast on the issue, the plan will immediately terminate. The board of directors reserves the right in its sole discretion to amend this policy from time to time, or rescind it entirely.

     R.H. Donnelley also announced today that its board of directors has amended the Company's bylaws to adopt a majority vote standard for the election of directors in uncontested elections, beginning with the next election of directors at the Company's annual meeting to be held on June 1, 2006.

     The new standard requires each director to receive a majority of the votes cast with respect to that director. Previously, directors were elected under a plurality vote standard, which means that the nominees for director receiving the most votes would win without regard to whether those votes constituted a majority of the shares voted with respect to that nominee. Contested elections (where there are more nominees than directors to be elected, a situation the Company does not anticipate at the 2006 annual meeting) will continue to use the plurality vote standard.

     Under the laws of Delaware, where R.H. Donnelley is incorporated, if an incumbent director is not elected, that director continues to serve as a "holdover director" until the director's successor is duly elected and qualified. To address this potential outcome, the board has also adopted a director resignation policy in the Company's bylaws. If an incumbent director is not elected by a majority of the votes cast, the director would then offer his or her resignation to the board. The Corporate Governance Committee would then make a recommendation to the full board on whether to accept or reject the resignation, or whether other action should be taken. The Board will publicly disclose its decision and the rationale behind it within 90 days of the certification of the election results. The director who tenders his or her resignation will not participate in the Committee's recommendation or the board's decision.

     About R.H. Donnelley
     R.H. Donnelley ("RHD") is one of the nation's leading Yellow Pages and online local commercial search companies. The Company has more than 4,000 employees operating in 28 states across the United States. Every day, consumers rely on the Company's more than 600 directories, online city guides, and search websites to find businesses that provide the services they need. RHD's directories, which have a circulation of approximately 80 million, are marketed under three of the industry's most recognized brands: AT&T Yellow Pages (formerly SBC Yellow Pages) in Illinois and Northwest Indiana; Dex(R) Yellow Pages and Sprint Yellow Pages(R). R.H. Donnelley's expanding presence on the Internet now includes the Best Red Yellow Pages(R) brand at bestredyp.com(R), in AT&T Yellow Pages markets at CHICAGOLANDYP.com and local search services through DexOnline(R) at DexOnline.com(R). Visit www.rhd.com for more information.

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     Safe Harbor Provision
     Certain statements contained in this press release regarding RHD's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "intend," "should," "will," "planned," "estimated," "potential," "goal," "outlook," and similar expressions, as they relate to RHD, have been used to identify such forward-looking statements. All forward-looking statements reflect only RHD's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to RHD. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause RHD's and actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies include, but are not limited to, statements about the benefits of the merger between RHD and Dex Media, Inc., including future financial and operating results, RHD's plans, objectives, expectations and intentions and other statements that are not historical facts.

     The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk that the businesses will not be integrated successfully; (2) the risk that the expected strategic advantages and cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and (4) general economic conditions and consumer sentiment in our markets. Additional factors that could cause RHD's results to differ materially from those described in the forward-looking statements are described in detail in the registration statement on Form S-4 that RHD filed with the Securities and Exchange Commission (the "SEC") (Registration No. 333-129539), which contains the joint proxy statement/prospectus relating to the transaction, RHD's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 in Item 1A "Risk Factors," Dex Media's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 in Item 1A "Risk Factors," as well as RHD's and Dex Media's other periodic filings with the SEC that are available on the SEC's website at www.sec.gov.

SOURCE  R.H. Donnelley Corporation
     -0-                             04/21/2006
     /CONTACT: Investors, James M. Gruskinm, +1-800-497-6329, or Media, Tyler D. Gronbach, +1-919-297-1541, both of R.H. Donnelley Corporation/ /Web site: http://www.dexmedia.com
                 http://www.rhd.com /
     (RHD)